NOTICE OF GUARANTEED DELIVERY

E*TRADE Financial Corporation

Offer to Exchange Its

8% Senior Notes Due 2011 and 7 3/8% Senior Notes due 2013

(Registered Under The Securities Act of 1933)

For Any and All of Its Outstanding

8% Senior Notes Due 2011 and 7 3/8% Senior Notes due 2013

Pursuant to the Prospectus

Dated •, 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON •, 2005 UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) 8% Senior Notes Due 2011 and 7 3/8% Senior Notes due 2013 (collectively, the “Old Notes”) are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to The Bank of New York (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See “The Exchange Offer – Guaranteed Delivery Procedures” in the Prospectus dated •, 2005 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of E*TRADE Financial Corporation, a Delaware corporation (the “Company”).

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK

By Facsimile: (646) 835-8464 Confirm by Telephone: (212) 815-5845	By Registered or Certified Mail or By Hand: The Bank of New York Corporate Trust Operations 101 Barclay Street – Floor 8W New York, NY 10286 Attention: Stacey B. Poindexter	By Regular Mail or Overnight Delivery: The Bank of New York Corporate Trust Window 101 Barclay Street – Floor 8W New York, NY 10286 Attention: Stacey B. Poindexter

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Area Code and Telephone Number:	Date:

NOTE:  DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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